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                                                                    Exhibit 21.1

      ARLINGTON HOSPITALITY, INC.
      LISTING OF SUBSIDIARIES

                                              State of
                                            Incorporation    Ownership
              Entity                       or Organization   Percentage
-----------------------------------------  ---------------   ----------
Arlington Hospitality Development, Inc.       Illinois         100.00%
Arlington Hospitality Management, Inc.        Illinois         100.00%
Arlington Hospitality Staffing, Inc.          Illinois         100.00%
Arlington Inns, Inc.                          Delaware         100.00%
Arlington Inns of America, Inc.               Delaware         100.00%
Arlington Inns of Illinois, Inc.              Illinois         100.00%
Arlington Inns of Michigan, Inc.              Michigan         100.00%
Arlington Inns of Ohio, Inc.                    Ohio           100.00%
Arlington Lodging Group, Inc.                 Delaware         100.00%
Arlington Office Group, Inc.                  Illinois         100.00%
AP Equities of Florida, Inc.                   Florida         100.00%
AP Hotels of California, Inc.                California        100.00%
AP Hotels of Georgia, Inc.                     Georgia         100.00%
AP Hotels of Illinois, Inc.                   Illinois         100.00%
AP Hotels of Iowa, Inc.                         Iowa           100.00%
AP Hotels of Michigan, Inc.                   Delaware         100.00%
AP Hotels of Mississippi, Inc.               Mississippi       100.00%
AP Hotels of Missouri, Inc.                   Missouri         100.00%
AP Hotels of Ohio, Inc.                       Delaware         100.00%
AP Hotels of Oklahoma, Inc.                   Oklahoma         100.00%
AP Hotels of Pennsylvania, Inc.             Pennsylvania       100.00%
AP Hotels of Texas, Inc.                      Delaware         100.00%
AP Hotels of Wisconsin, Inc.                  Wisconsin        100.00%
AP Hotels/Parkersburg, WV, Inc.             West Virginia      100.00%
AP Lodging of Ohio, Inc.                        Ohio           100.00%
AP Properties of Mississippi, Inc.           Mississippi       100.00%
AP Properties of Ohio, Inc.                     Ohio           100.00%
API of Indiana, Inc.                           Indiana         100.00%
API/Athens, OH, Inc.                            Ohio           100.00%
API/Columbia City, IN, Inc.                    Indiana         100.00%
API/Hammond, IN, Inc.                          Indiana         100.00%
API/Lancaster, OH, Inc.                         Ohio           100.00%
API/Logan, OH, Inc.                             Ohio           100.00%
API/Metropolis, IL, Inc.                      Illinois         100.00%
API/Plainfield, Inc.                           Indiana         100.00%
API/Washington C.H., OH, Inc.                   Ohio           100.00%
Niles, Illinois Hotel Corporation             Illinois         100.00%
Shorewood Hotel Investments, Inc.             Illinois         100.00%
Metropolis, IL 1292 Limited Partnership       Illinois          54.90%
Dayton, Ohio 1291 Limited Partnership           Ohio            61.50%
Altoona, PA 792 Limited Partnership         Pennsylvania        62.78%